Exhibit 99.5

NIGHTHAWK PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to the acquisition of MPS and ERS by NightHawk, accounted for as a business combination using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the acquired assets and liabilities of MPS and ERS have been combined with the recorded values of the assets and liabilities of NightHawk in the unaudited pro forma condensed combined financial information. The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based on management’s preliminary valuation. The estimates and assumptions are subject to change upon the finalization of the valuation. The primary areas of the purchase price allocation which are not yet finalized relate to the fair value of identifiable intangible assets, certain accrued expenses, deferred tax assets and liabilities, and goodwill. However, it is not anticipated that any final adjustments will have a material impact on the Company’s pro forma operating results.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2007 gives effect to the acquisition of MPS and ERS by NightHawk as if the acquisition occurred on June 30, 2007. The NightHawk consolidated balance sheet information included in the unaudited pro forma condensed combined balance sheet as of June 30, 2007 was derived from NightHawk’s unaudited June 30, 2007 condensed consolidated balance sheet. The MPS and ERS balance sheet information included in the unaudited pro forma condensed combined balance sheet as of June 30, 2007 was derived from the MPS and ERS unaudited June 30, 2007 balance sheets, included elsewhere in this Form 8-K/A.

The following unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2006 gives pro forma effect to the acquisition of MPS and ERS by NightHawk as if the transactions were consummated on January 1, 2006. The information included in the unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2006 includes the consolidated statement of operations of NightHawk for the year ended December 31, 2006, and the statements of operations of MPS and ERS for the year ended December 31, 2006, which were derived from their respective audited statements of operations for that year. The MPS and ERS audited statements of operations for the years ended December 31, 2006 are included elsewhere in this Form 8-K/A.

The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2007 gives pro forma effect to the acquisition of MPS and ERS by NightHawk as if the transactions were consummated on January 1, 2006. The information included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2007 includes the consolidated statement of operations of NightHawk for the six months ended June 30, 2007, and the statements of operations of MPS and EPS for the six months ended June 30, 2007, which were derived from their respective unaudited statements of operations for that period. The MPS and ERS unaudited statements of income for the period ended June 30, 2007 is included elsewhere in this Form 8-K/A.

The following unaudited pro forma condensed combined financial information has been prepared by NightHawk management for illustrative purposes only. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the financial position or results of operations in future periods or the results that actually would have been realized had NightHawk, MPS and ERS been a combined company during the specified periods. Additionally, the unaudited pro forma results do not give effect to any potential cost savings or other synergies that could result from the combination of NightHawk, MPS and ERS or take in to account the restructuring of service agreements or contracts renegotiated as part of the combination. The unaudited pro forma condensed combined financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical financial statements of MPS and ERS included elsewhere in this Form 8-K/A and in NightHawk’s Form 10-K filed with the SEC on March 6, 2007 and Form 10-Q filed with the SEC on August 1, 2007.

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2007

(Amounts in thousands)

	Historical			Pro Forma Adjustments		Pro Forma Combined
	NightHawk	MPS	ERS
ASSETS

Current assets:
Cash and cash equivalents	$46,987	$198	$—	$(17,760	) (4)	$29,425
Marketable securities	24,720	—	—			24,720
Trade accounts receivable, net	20,698	374	137	—		21,209
Prepaid expenses and other current assets	2,973	111	—	—		3,084

Total current assets	95,378	683	137	(17,760)		78,438
Property and equipment, net	8,636	1,714	75	—		10,425
Goodwill	56,202	—	—	6,757	(2)	62,959
Intangible assets, net	33,094	—	—	57,590	(1)	90,684
Other assets, net	2,389	—	—	2,300	(4)	4,689

Total	$195,699	$2,397	$212	$48,887		$247,195

LIABILITIES

Current liabilities:
Accounts payable and accrued expenses	$17,474	$88	$108	$—		$17,670
Accrued payroll and related benefits	3,358	510	47	—		3,915
Current maturities of long-term debt and capital lease obligations	530	—	—	470	(4)	1,000

Total current liabilities	21,362	598	155	470		22,585

Long-term debt and capital lease obligations, less current maturities	52,470	—	—	46,530	(4)	99,000
Insurance reserve	2,995	—	—	—		2,995
Deferred income taxes	2,943	—	—	—		2,943
Other liabilities	201	409	—	—		610

Total liabilities	79,971	1,007	155	47,000		128,133
Commitments and contingencies

STOCKHOLDERS’ EQUITY:
Common stock—150,000,000 shares authorized; $.001 par value; 30,022,816 shares issued and outstanding at June 30, 2007	30	—	—	—		30
Additional paid-in capital	235,504	—	—	3,334	(7)	238,838
Retained deficit	(119,806)	—	—	—		(119,806)
Members Equity	—	1,390	57	(1,447	) (5)	—

Total stockholders’ equity	115,728	1,390	57	1,887		119,062
Total	$195,699	$2,397	$212	$48,887		$247,195

2

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006

(Amounts in thousands, except per share data)

	Historical			Pro Forma Adjustments			Pro Forma Combined
	NightHawk	MPS	ERS
Service revenue	$92,168	$9,389	$1,073	$			$102,630

Operating costs and expenses:
Professional services	38,963						38,963
Sales, general and administrative	27,607	8,278	1,065				36,950
Depreciation and amortization	2,199	629	8		2,941	(3)	5,777

Total operating costs and expenses	68,769	8,907	1,073		2,941		81,690

Operating income	23,399	482	—		(2,941)		20,940

Other income (expense):
Interest expense	(562)				(4,065	) (4)	(4,627)
Interest income	3,028				(631	) (8)	2,397
Other, net	(34)	13					(21)
Change in fair value of redeemable preferred stock conversion feature	(44,184)						(44,184)

Total other income (expense)	(41,752)	13	—		(4,696)		(46,435)

Income (loss) before income taxes	(18,353)	495	—		(7,637)		(25,495)
Income tax expense (benefit)	10,048				(2,785	) (6)	7,263

Net income (loss)	$(28,401)	$495	$—		$(4,852)		$(32,758)

Redeemable preferred stock accretion	(118)						(118)

Net income (loss) applicable to common stockholders	$(28,519)	$495	$—		$(4,852)		$(32,876)

Net loss per share:
Basic	$(1.00)						$(1.15)
Diluted	$(1.00)						$(1.15)
Shares used to compute net loss per share:
Basic	28,528,079						28,528,079
Diluted	28,528,079				15,406	(7)	28,543,485

3

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2007

(Amounts in thousands, except per share data)

	Historical			Pro Forma Adjustments		Pro Forma Combined
	NightHawk	MPS	ERS
Service revenue	$63,805	$4,178	$540	$—		$68,523

Operating costs and expenses:
Professional services	27,775					27,775
Sales, general and administrative	21,107	4,135	534			25,776
Depreciation and amortization	2,642	360	6	1,471	(3)	4,479

Total operating costs and expenses	51,524	4,495	540	1,471		58,030

Operating income (loss)	12,281	(317)	—	(1,471)		10,494

Other income (expense):
Interest expense	(1,276)			(2,027	) (4)	(3,303)
Interest income	1,722			(422	) (8)	1,300
Other, net	(32)	5				(27)

Total other income (expense)	414	5	—	(2,449)		(2,030)

Income (loss) before income taxes	12,695	(312)	—	(3,919)		8,464
Income tax expense (benefit)	4,849			(1,650	) (6)	3,199

Net income (loss)	$7,846	$(312)	$—	$(2,269)		$5,265

Net income per share:
Basic	$0.26					$0.18
Diluted	$0.25					$0.17
Shares used to compute net income per share:
Basic	29,978,376					29,978,376
Diluted	30,903,332			25,476	(7)	30,928,808

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

NOTES TO THE NIGHTHAWK UNAUDITED

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1: Acquisition of MPS and EPS

On July 16, 2007, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with SPR Holdings II, LLC, a privately held company located in St. Paul, Minnesota (“SPR Holdings”), Midwest Physicians Services, LLC (“MPS”), and Emergency Radiology Services, LLC (“ERS”), pursuant to which the Company acquired all of the outstanding equity interests of MPS and ERS from SPR Holdings. MPS was formed by St. Paul Radiology, P.A. (“St. Paul Radiology”) to provide a complete suite of business process services to support its radiology practice. This suite of business process services includes revenue cycle management, administrative, information technology and other services critical to the operation of a radiology group. The Company intends to combine these services with its proprietary workflow technology to offer its customers a full suite of professional and business process solutions.

In accordance with the terms of the Purchase Agreement, the Company acquired all of the outstanding equity interests of MPS and ERS for aggregate consideration of (i) $62,460,000 in cash and (ii) a warrant that was issued to St. Paul Radiology. This warrant entitles St. Paul Radiology to purchase 300,000 shares of common stock of the Company at any time after July 16, 2010 and before July 16, 2017 at $18.75 per share, the market price of a share of the Company’s common stock at closing on July 16, 2007.

In connection with the acquisition of MPS and ERS by the Company, MPS entered into a long-term administrative support services agreement with each of St. Paul Radiology and Midwest Radiology LLC, an affiliate of St. Paul Radiology and provider of imaging services (“MWR”). Under these long term services agreements, MPS will provide business process services to each of St. Paul Radiology and MWR in exchange for a percentage of the revenue generated by each of those companies.

The acquisition of MPS and ERS has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values.

The allocation of the purchase price has been prepared based on preliminary estimates of fair values, including acquired customer relationships, trade name, and non-compete agreements. We are currently performing an evaluation of the fair value of acquired intangibles. Therefore, actual amounts recorded upon the finalization of estimates of fair values, including acquisition-related intangible assets may differ materially from the information presented in these unaudited pro forma combined consolidated financial statements. NightHawk’s estimates of the fair values of the assets and liabilities of MPS and ERS have been combined with the recorded values of the assets and liabilities of NightHawk in the unaudited pro forma combined financial information.

The preliminary allocation of the purchase price is summarized below:

	MPS	ERS
Cash and cash equivalents	$251,917	$
Accounts receivable	268,256		177,967
Other current assets	111,320
Property, plant and equipment	1,683,776		74,806
Goodwill	5,871,257		1,000,000
Amortizable intangible assets
Service contracts	57,180,000
Non-compete agreements	140,000		140,000
Trade name			130,000
Accounts payable and accrued expenses	(632,029)		(195,773)
Other liabilities	(407,287)
	$64,467,210		$1,327,000

The amortizable intangible assets are expected to be amortized on a straight-line basis over their estimated useful lives, which NightHawk is currently estimating to be between three to twenty years. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if indicators of impairment are present). In the event that NightHawk management determines that the goodwill has become impaired, NightHawk will incur a charge for the amount of impairment during the period in which the determination is made.

Note 2: Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

1.	Acquired intangible assets related to service contracts and trade names.

2.	Goodwill resulting from acquisition.

3.	To record the amortization of acquired intangibles over the estimated economic useful lives including service contracts (20 years) and trade name (5 years).

4.	To record the additional $47.0 million of debt issued subject to the credit agreement entered into by NightHawk, related interest expense and cash issued for consideration. The effective interest rate on the debt is 7.84% with a seven year maturity. Debt issuance costs of $2.3 million and related amortization expense are also included.

5.	To eliminate all equity accounts of MPS and ERS.

6.	To reflect corporate income tax at assumed effective rate of 39% for both the pro forma adjustments as well as the historical earnings of MPS.

7.	To record the fair value of the warrant issued as part of the consideration and the impact on shares used to compute net income (loss) per share. The fair value of the warrant of $3.3 million was calculated using a Black-Scholes model.

8.	To record the interest forgone due to use of cash for purchase